Exhibit 99.1

SUPPLEMENT TO THE

REAL MEX RESTAURANTS, INC.

Offer to Purchase for Cash
Any and All Outstanding
10% Senior Secured Notes due 2010
(CUSIP No. 75601RAC9)

On September 19, 2006, Real Mex Restaurants, Inc. commenced an offer to purchase (the “Original Offer to Purchase”) any and all of its outstanding 10% Senior Secured Notes due 2010 (the “Securities”) pursuant to Section 4.15 of the Indenture dated March 31, 2004 (as heretofore amended and supplemented, the “Indenture”), entered into by and among Real Mex Restaurants, Inc. (“Real Mex” or the “Company”), the guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the “Trustee”), pursuant to which the Securities were issued. By this Supplement to the Original Offer to Purchase (the “Supplement,” and together with the Original Offer to Purchase, the “Offer to Purchase”), we are amending and supplementing the Original Offer to Purchase. Other than the disclosure contained in this Supplement, all other terms of the Offer remain as set forth in the Original Offer to Purchase. Capitalized terms used but not defined herein shall have the meanings set forth in the Original Offer to Purchase.

The Offer will expire at 5:00 p.m. New York City time, on October 19, 2006, unless extended.

THE OFFER TO PURCHASE AND THE ACCOMPANYING DOCUMENTS CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE A DECISION IS MADE WITH RESPECT TO THE OFFER. NEITHER REAL MEX RESTAURANTS, INC. NOR THE DEPOSITARY (AS DEFINED HEREIN) MAKES ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS OF THE SECURITIES SHOULD TENDER THEIR SECURITIES PURSUANT TO THE OFFER.

This Supplement is dated October 6, 2006

AMENDMENT OF SENIOR UNSECURED CREDIT FACILITY

On October 5, 2006, the Company entered into an amended and restated senior unsecured credit facility, pursuant to which its existing  $75,000,000 senior unsecured credit facility (the “Old Senior Unsecured Credit Facility”) was decreased to a $65,000,000 senior unsecured credit facility (the “ New Senior Unsecured Credit Facility”), consisting of a single term loan maturing on October 5, 2010. Cocina Funding Corp., L.L.C. was the sole lender upon closing of the New Senior Unsecured Credit Facility. Credit Suisse will act as the Administrative Agent with respect to the New Senior Unsecured Credit Facility. All of the proceeds of the New Senior Unsecured Credit Facility were used to repay in full any term loans outstanding under the Old Senior Unsecured Credit Facility and not continued on the restatement date. The total amount of term loans repaid was $10,000,000.

Obligations under the New Senior Credit Facility are guaranteed by all of the Company’s subsidiaries. Interest on the term loan outstanding under the New Senior Unsecured Credit Facility accrues, at the Company’s option, at either (i) the greater of the prime rate or the rate which is 0.5% in excess of the federal funds rate, plus 4.0% or (ii) a reserve adjusted Eurodollar rate, plus 5.0%. As of October 5, 2006, the interest rate on the New Senior Unsecured Credit Facility’s term loan was 10.42%. See “Capitalization” below.

AMENDMENT OF SENIOR UNSECURED REVOLVING CREDIT FACILITY

On October 5, 2006, the Company entered into an amended and restated revolving credit facility, pursuant to which its existing $15,000,000 revolving credit facility and $15,000,000 letter of credit facility was increased to a $15,000,000 revolving credit facility (the “New Revolving Credit Facility”) and a $25,000,000 letter of credit facility (the “New Letter of Credit Facility”, together with the New Revolving Credit Facility, the “New Revolving Credit Facilities”) maturing on October 5, 2008, pursuant to which the Lenders agree to make loans and issue letters of credit to the Company and its subsidiaries, all of the proceeds of which are to be used for working capital purposes. Bank of Montreal will act as the Administrative Agent with respect to the New Revolving Credit Facilities.

Obligations under the New Revolving Credit Facilities are guaranteed by all of the Company’s subsidiaries as well as by Sun Capital Partners IV, LP, which indirectly owns a majority beneficial interest in the Company. If Sun Capital Partners IV, LP makes any payment on its guarantee it will have the right to reimbursement from the Company for such payments. Interest on the New Revolving Credit Facilities accrues, at the greater of (i) the Bank of Montreal’s prime commercial rate or (ii) the rate which is 0.5% in excess of the federal funds rate. In connection with the Company’s entrance into the New Revolving Credit Facilities, on October 5, 2006 the Company borrowed $5,500,000 under the New Revolving Credit Facility, the proceeds of which were used to pay down certain term loans outstanding under the Old Senior Unsecured Credit Facility. See “Capitalization” below.

The New Senior Unsecured Credit Facility and the New Revolving Credit Facilities are together referred to as the “Amendments”.

In connection with the Amendments, on October 6, 2006, the Company filed a current report on Form 8-K with the Commission, which report is incorporated by reference into the Offer to Purchase.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization (including short term debt) as of June 25, 2006 (i) on an actual basis and (ii) on an as adjusted basis, to give effect to the Merger, the Amendments and related transactions. You should read the following table in conjunction with “Selected Historical Financial and Operating Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and related notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2005 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 26, 2006 and June 25, 2006 and included elsewhere in the Offer to Purchase of which this Supplement forms a part or incorporated herein by reference.

	As of June 25, 2006
	(dollars in thousands) (Unaudited)
	Actual	As Adjusted
Cash and cash equivalents	$21,354	$16,050
Short term debt (current maturities of capital and financing lease obligations and notes due 2010)(1)	329	105,329
Long-term debt:
Senior Unsecured Credit Facility (2)	75,000	65,000
Senior Unsecured Revolving Credit Facility (3)	—	5,500
Senior Secured Notes due 2010	105,000	—
Mortgage	687	687
Capital Lease Obligations	885	885
Total Debt	181,901	177,401
Stockholders’ equity: Redeemable Preferred Stock:
Series A 12.5% Cumulative Compounding Preferred Stock—18,239 shares issued and outstanding at June 25, 2006, actual; liquidation preference of $37,743 at June 25, 2006, actual; 0 shares issued and outstanding on June 25, 2006, as adjusted(4)	37,743	—
Series B 13.5% Cumulative Compounding Preferred Stock—12,323.311 shares issued and outstanding at June 25, 2006, actual; liquidation preference of $29,966 at June 25, 2006, actual, 0 shares issued and outstanding on June 25, 2006, as adjusted(4)	29,966	—
Series C 15% Cumulative Compounding Preferred Stock—17,477.904 shares issued and outstanding at June 25, 2006, actual; liquidation preference of $62,179 at June 25, 2006, actual; 0 shares issued and outstanding on June 25, 2006, as adjusted (4)	62,179	—
Common Stock, $.001 par value, 2,000,000 shares authorized, 316,289.98 issued and outstanding at June 25, 2006, actual; 1,000 shares authorized, 1,000 issued and outstanding at June 25, 2006, as adjusted(3)	—	0
Warrants(4)	4,027	—
Additional paid-in capital(4)	16,203	195,189
Accumulated deficit	(90,132)	—
Total stockholders’ equity	56,986	195,189
Total liabilities and stockholders’ equity	$316,686	$372,590

(1)          The Merger constituted a “change of control” of the Company under the Securities, which requires us to make the Offer to repurchase the Securities at 101% of their aggregate principal amount plus accrued and unpaid interest to the date of purchase. We have not included any sources related to the financing commitment or any uses related to the Securities in our pro forma financial data. For purposes of the Offer, we have assumed that the Holders do not accept our Offer, although as required by generally accepted accounting principles in the United States, or GAAP, we have classified our Securities as a current liability on an as adjusted basis.

(2)          On January 11, 2005, the Company entered into a $75,000,000 senior unsecured credit facility, consisting of a single term loan maturing on December 31, 2008, all of the proceeds of which were used to finance a portion of the cash consideration for the Chevys Acquisition and pay related fees and expenses. Obligations under the Old Senior Unsecured Credit Facility are guaranteed by all of the Company’s subsidiaries. Interest on the term loan outstanding under the Old Senior Unsecured Credit Facility accrued, at the Company’s option, at either (i) the greater of prime or the rate which is 0.5% in excess of the federal funds rate, plus 8.5% or (ii) a reserve adjusted Eurodollar rate, plus 9.5%. As of June 25, 2006, the interest rate on the Old Senior Unsecured Credit Facility’s term loan was 14.92%.

On October 5, 2006, the Company entered into an amended and restated senior unsecured credit facility, pursuant to which Old Senior Unsecured Credit Facility was decreased to a $65,000,000 senior unsecured credit facility, consisting of a single term loan maturing on October 5, 2010. Cocina Funding Corp., L.L.C. was the sole lender upon closing of the New Senior Unsecured Credit Facility. Credit Suisse will act as the Administrative Agent with respect to the New Senior Unsecured Credit Facility. All of the proceeds of the New Senior Unsecured Credit Facility were used to repay in full any term loans outstanding under the Old Senior Unsecured Credit Facility and not continued on the restatement date. The total amount repaid under the Old Senior Unsecured Credit facility was $10,000,000. Obligations under the New Senior Credit Facility are guaranteed by all of the Company’s subsidiaries. Interest on the term loan outstanding under the New Senior Unsecured Credit Facility accrues, at the Company’s option, at either (i) the greater of the prime rate or the rate which is 0.5% in excess of the federal funds rate, plus 4.0% or (ii) a reserve adjusted Eurodollar rate, plus 5.0%. As of October 5, 2006, the interest rate on the New Senior Unsecured Credit Facility’s term loan was 10.42%.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2005 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 26, 2006 and June 25, 2006, incorporated herein by reference.

(3)          On October 5, 2006, the Company entered into an amended and restated revolving credit facility, pursuant to which its existing $15,000,000 revolving credit facility and a $15,000,000 letter of credit facility, was increased to a $15,000,000 revolving credit facility and a $25,000,000 letter of credit facility maturing on October 5, 2008, pursuant to which the Lenders have agreed to make loans and issue letters of credit to the Company and its subsidiaries, all of the proceeds of which are to be used for working capital purposes. Bank of Montreal will act as the Administrative Agent with respect to the New Revolving Credit Facilities.

Obligations under the New Revolving Credit Facilities are guaranteed by all of the Company’s subsidiaries as well as by Sun Capital Partners IV, LP, which indirectly owns a majority beneficial interest in the Company. If Sun Capital Partners IV, LP makes any payment on its guarantee it will have the right to reimbursement from the Company for such payments. Interest on the New Revolving Credit Facilities accrues, at the greater of (i) the Bank of Montreal’s prime commercial rate or (ii) the rate which is 0.5% in excess of the federal funds rate. In connection with the Company’s entrance into the New Revolving Credit Facilities, on October 5, 2006, the Company borrowed $5,500,000 under the New Revolving Credit Facility, the proceeds of which were used to pay down certain term loans outstanding under the Old Senior Unsecured Credit Facility.

(4)          At the closing of the Merger, all of the outstanding shares of capital stock of Real Mex (including each outstanding share of Common Stock, Series A 12.5% Cumulative Compounding Preferred Stock, Series B 13.5% Cumulative Compounding Preferred Stock, Series C 15% Cumulative Compounding Preferred Stock, and Series D 15% Cumulative Compounding Preferred Stock) were cancelled in exchange for the right to receive the applicable portion of the Merger Consideration as set forth in the Merger Agreement. In addition, each outstanding share of capital stock of RM Integrated was converted into one share of common stock of Real Mex as the surviving corporation in the Merger. As a result of the Merger, Real Mex now has 1,000 shares of common stock authorized, issued and outstanding.